UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2025

Waste Connections, Inc.

(Exact name of registrant as specified in its charter)

Ontario, Canada	1-34370	98-1202763
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6220 Hwy 7, Suite 600

Woodbridge

Ontario L4H 4G3

Canada

(Address of principal executive offices)

Registrant’s telephone number, including area code: (905) 532-7510

Not Applicable

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	WCN	New York Stock Exchange (“NYSE”) Toronto Stock Exchange (“TSX”)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 23, 2025, Waste Connections, Inc., a corporation organized under the laws of Ontario, Canada (the “Company”), as borrower, Bank of America, N.A., acting through its Canada Branch, as the global agent, the swing line lender, and an L/C issuer, Bank of America, N.A., as the U.S. agent and an L/C issuer, and the other lenders and L/C issuers party thereto (the “Lenders”) entered into that certain Amendment No. 1 to Revolving Credit Agreement (the “First Amendment”), pursuant to which the Company’s Revolving Credit Agreement, dated as of February 27, 2024 and which was filed with the Securities and Exchange Commission on Form 8-K on February 29, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Revolving Credit Agreement”), was amended to remove the credit spread adjustment applicable to Term SOFR Loans (as defined in the Revolving Credit Agreement) (or, if applicable, loans bearing interest with reference to Daily Simple SOFR (as defined in the Revolving Credit Agreement)).

The above references to and description of the First Amendment do not purport to be complete and are qualified in their entirety by reference to the First Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Amendment No. 1 to Revolving Credit Agreement, dated as of May 23, 2025.
104	The cover page of Waste Connections, Inc. on Current Report on Form 8-K formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2025	WASTE CONNECTIONS, INC.

	By:	/s/ Mary Anne Whitney
Mary Anne Whitney
Executive Vice President and Chief Financial Officer